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                                                                                           Exhibit 99

                                                   TXU GAS COMPANY AND SUBSIDIARIES
                                             CONDENSED STATEMENTS OF CONSOLIDATED INCOME
                                                             (Unaudited)


                                                                                   Twelve Months Ended
                                                                                    September 30, 2003
                                                                                  ---------------------
                                                                                  (millions of dollars)

Operating revenues.....................................................                    $  1,333
                                                                                           --------

 Operating expenses:
    Gas purchased for resale...........................................                         788
    Operation and maintenance..........................................                         281
    Depreciation and amortization......................................                          74
    Taxes other than income............................................                          90
                                                                                           --------
        Total operating expenses.......................................                       1,233
                                                                                           --------

Operating income ......................................................                         100

Other income...........................................................                          14

Other deductions.......................................................                          38

Interest income........................................................                           1

Interest expense and related charges...................................                          45
                                                                                           --------

Income before income taxes.............................................                          32

Income tax expense.....................................................                           9
                                                                                           --------

Net income.............................................................                          23

Preferred stock dividends..............................................                           4
                                                                                           --------

Net income applicable to common stock..................................                    $     19
                                                                                           ========

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